MEMORANDUM OF UNDERSTANDING (MOU)

This memorandum of understanding is made the 12th day of February 2019

Between

(1) Plymouth Rock Technologies (PRT) whose registered office is at Plymouth Rock
Technologies
202 South Meadow Road
Unit 5
Plymouth, MA 02360
USA

And

(2) Abicom International whose registered office is at ; Abicom International Ltd
The Innovation Centre
Warwick Technology Park
Warwick
CV34 6UW

I.	PURPOSE & SCOPE

The purpose of this MOU is to set out providence to shareholders / stakeholders that Plymouth Rock Technologies and Abicom International are moving towards to a strategic partnership that aims to significantly advance the technology readiness level (TRL) of the PRT Wi-Ti ™ product

In particular, this MOU is intended to:

  Add providence to recent conversations of intent in regard to formulating a close strategic partnership.

  Establish an interim foundation between both parties pending formal agreement of strategic partnership

  Give both parties interim protection and confidence beyond the NDA already in place

  Clarify the message to the market that business collaborations of PRT with competent strategic partners are taking place.

II.        BACKGROUND

Plymouth Rock Technologies

We are creating the next generation of threat detection methods that will fuse artificial intelligence with augmented reality interfaces to eliminate human error. Our products, both airborne and land based will covertly scan “non-cooperative” groups in real-time, for threat items at longer, “stand-off” distances than existing technologies.

  Our technologies will operate in a stand-alone configuration or as a compliment to existing security systems.
  By expanding the security perimeter, our systems will revolutionize the threat screening process and deliver timely operational intelligence.
  By fusing our “complementary” technologies with existing detection methods, we will increase the probability of detection, over wider areas, while simultaneously reducing false alarms to improve overall efficiency.
  Our user friendly technologies will require no special training and will be “Network Agnostic”; seamlessly interfacing with all existing command and control infrastructures both Military and Commercial.

Abicom International

Abicom International was founded in 2001 to provide professional design, development and consultancy services.

We offer a range of products and OEM services, from custom radio designs, Access Point hardware, to fully integrated wireless networking equipment. We also offer full wireless protocol development, for applications that cannot be supported by standard 802.11 protocols.

We have developed a strong background in Fixed Wireless Access (FWA) systems (point to point and point to multipoint) and our engineers have developed products for both 802.11 and non 802.11 radio systems.

Abicom’s expertise helps customers deliver high performance products targeting both mainstream and niche markets worldwide. Abicom’s key personnel have over 30 years combined experience in many areas of communications technology, with a strong focus on Wireless ISP-related and outdoor wireless equipment design. Our team is able to provide solutions ranging from general standards-based systems through to high-performance, enhanced systems that have a competitive edge over competing technologies.

Abicom’s team has had key roles in several aspects of high-speed wireless systems, including involvement in the IEEE 802.11 and Japanese standards, related patents, the design and manufacture of the first high-rate (10Mbps) wireless data product to be approved under FCC spread-spectrum rules, and the development of the highest-speed wireless bridge available using 802.11b hardware.

In the past couple of years, Abicom International has been working with clients to help develop the next generation of high speed 802.11ac/ax and fixed wireless access systems (FWA).

Key areas of expertise include:

  RF and Hardware Design
  System Analysis and Design
  Signal Processing
  MAC Protocol Design – including protocol development and firmware programming
  Embedded System Design and Development
  FPGA Design
  Worldwide Certification Experience

EFFECTIVE DATE AND SIGNATURE

This MOU shall be in effect upon the signature of Party A’s and Party B’s authorized officials. It shall be in place from February 12th 2019 to May 19th 2019 Parties A and B indicate agreement with this MOU by their signatures.

Should circumstances arise where one or both parties wish to terminate this Memorandum of Understanding, the terminating party must inform the other party of the intent to terminate in writing with immediate effect. In circumstances where services are process, each party is obligated to ensure that the financial interests or standing of both parties is concluded in a respectful and proper manner, specifically with no financial detriment from one party to the other.